UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): May 8, 2009

OAKRIDGE INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	-------------
-----------

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Suite 1609, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+1 206 424 7587
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, appointment of Principal Officers

On May 8, 2009, the Board of Directors of Oakridge International Corporation (the"Company") appointed Mr. Michael Burney as Director of the Company. Mr. Burney shall also replace Mr. Sau Shan Ku of his positions of President and Chief Executive Officer of the Company. Mr. Ku shall remain his positions as Director, Treasurer, Secretary, and Chief Financial Officer of the Company.

Mr. Burney was previously the Vice Chairman for Green Diamond Syndication, Ltd., a carbon credit aggregator; CEO and Director for Qubic Light Corporation, a visual display product developer; CEO, CAO, Treasurer, Secretary and Director for SpatiaLight, Inc. (NASDAQ:HDTV), a micro display manufacturer; Vice President Treasury for Packard Bell/NEC, a personal computer manufacturer; and CEO and Director for Chronomotion Imaging Applications, Inc., an electronic hologram developer, for which Mr. Burney holds several US and international patents. Mr. Burney has also worked for the consulting division of Ernst & Young. Mr. Burney holds a BA from Pomona College and an MBA from the University of Southern California.

There is no family relationship among the directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009	OAKRIDGE INTERNATIONAL CORPORATION

By: /s/ Sau Shan Ku
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Name: Sau Shan Ku
Title: Director